Exhibit 99.1

Contact:
Brendan Lahiff, Sr. Investor Relations Manager
Intersil Corporation
(408) 546-3399
investor@intersil.com

Intersil Corporation Reports Third Quarter 2012 Results

•	Operating income aided by income from Intellectual Property (IP) agreement totaling $13.4 million

•	Board of Directors authorizes $0.12 per share quarterly dividend

Milpitas, CA, October 24, 2012 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog and mixed-signal semiconductors, today reported financial results for its third quarter ended September 28, 2012.

GAAP Results of Operations
Net revenue for the third quarter of 2012 was $151.4 million, a 18.9% decrease from $186.8 million in the third quarter of 2011, and a 7.1% decrease from $163.0 million in the second quarter of 2012. Changes in Intersil’s third quarter end market product mix are summarized below.

End Market*	Q3 2012 Revenue	Q3 2012 % of Revenue	Q3 2011 Revenue	Q3 2011 % of Revenue	Q2 2012 Revenue	Q2 2012 % of Revenue
Industrial & Infrastructure	$85.6	57%	$96.2	52%	$95.8	59%
Personal Computing	$33.3	22%	$47.3	25%	$40.0	25%
Consumer	$32.5	21%	$43.3	23%	$27.2	17%

*Notes: Revenue in millions of dollars, Percentages may not calculate precisely due to rounding

Gross margin for the third quarter of 2012 was 54.1%, compared with gross margin of 57.0% in the same quarter last year, and slightly lower than the second quarter of 2012 at 54.5%.

Operating income was $19.2 million or 12.7% of revenue during the third quarter of 2012. Net income for the third quarter of 2012 was $2.0 million, or $0.02 per diluted share, compared with net income of $7.2 million, or $0.06 per diluted share, in the same quarter last year, and net loss of $14.5 million, or $0.11 per share, in the second quarter of 2012. Net income during the third quarter of 2012 was positively impacted by the completion of a non-recurring, $13.4 million agreement resolving a patent and trade secret dispute with another semiconductor company.

Exhibit 99.1

Non-GAAP Results of Operations

Non-GAAP results exclude restructuring-related costs, acquisition-related expenses, losses and impairments on investments, unusual items, equity-based compensation, amortization of purchased intangibles and related tax effects.

Non-GAAP operating income during the third quarter of 2012 was $18.9 million, or 12.5% of revenue. Non-GAAP net income for the third quarter of 2012 was $13.1 million, or $0.10 per diluted share.

“We anticipated weakness in the semiconductor market and substantially reduced our operating expenses as we entered the third quarter,” said Dave Bell, President and Chief Executive Officer. “This restructuring helped our profitability in the third quarter; however, the surprisingly sharp decline in the personal computing market led to lower overall revenue.”

At the end of the third quarter, Intersil’s cash and short-term investments totaled $321.9 million. Free cash flow was $21.7 million during the third quarter and the Company repurchased approximately 690,500 shares of its common stock.

Intersil’s Board of Directors has authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on November 23, 2012 to shareholders of record as of the close of business on November 13, 2012.

Fourth Quarter 2012 Outlook

•	Revenue is expected to be approximately $138 million, +/- $3 million

•	Gross margin is expected to be flat to slightly down

•	R&D expenses are expected to be approximately $38 million ($36 million excluding equity-based compensation)

•	SG&A expenses are expected to be approximately $30 million ($27 million excluding equity-based compensation)

•	Total equity-based compensation is expected to be approximately $5.3 million

•	Amortization of intangibles is expected to be approximately $6.7 million

•	GAAP loss per share is expected to be approximately $(0.09) at revenue midpoint

•	Non-GAAP earnings per diluted share are expected to be approximately $0.06 at revenue midpoint

“We expect continued softness in the fourth quarter; consequently, we are forecasting sub-seasonal revenue,” said Bell. “However, we continue to believe several of our Top Ten Growth Drivers will materially contribute to revenue in early 2013, with some drivers beginning to ramp by the end of this year.”

Intersil will discuss its third quarter 2012 financial results during its scheduled conference call following market close on October 24, 2012. To participate in the conference call, please dial (866) 700-6293, and international participants please dial (617) 213-8835, using the password 49837519 at approximately 1:40 p.m. Pacific Time. You may also listen to the call via webcast on Intersil’s investor relations website: ir.intersil.com.  A copy of the prepared remarks and presentation accompanying the conference call is also available on Intersil’s investor relations website.

A replay of the earnings conference call will be available on Intersil’s website, or may be accessed for two weeks by dialing (888) 286-8010, international dial (617) 801-6888, using the password 47121933.

Exhibit 99.1
FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended			Three Quarters Ended
	Sep. 28,	Sep. 30,	Jun. 29,	Sep. 28,	Sep. 30,
	2012	2011	2012	2012	2011
	Q3 2012	Q3 2011	Q2 2012	YTD	YTD

Net revenue	$151.4	$186.8	$163.0	$470.4	$594.7
Cost of revenue	69.5	80.2	74.2	214.5	251.4
Gross profit	81.9	106.5	88.8	255.9	343.4
Gross margin	54.1%	57.0%	54.5%	54.4%	57.7%
Expenses
Research and development	38.7	45.7	46.2	129.3	143.1
Selling, general and administrative	30.2	34.2	36.4	100.8	105.7
Amortization of purchased intangibles	7.1	6.5	7.2	21.5	20.1
Restructuring-related costs	-	-	8.3	9.8	2.4
Income from IP agreement	(13.4)	-	-	(13.4)	-
Operating income (loss)	19.2	20.1	(9.3)	7.8	71.9
Gain (loss) on deferred comp investments	0.7	(1.1)	(0.5)	0.9	(0.9)
Loss on extinguishment of debt	-	(8.4)	-	-	(8.4)
Interest income	0.1	0.7	0.1	0.4	2.2
Interest expense and fees	(2.0)	(3.8)	(1.8)	(5.9)	(12.5)
Income (loss) before income taxes	18.0	7.5	(11.4)	3.3	52.2
Income tax expense	16.0	0.3	3.1	19.1	9.1
Net income (loss)	$2.0	$7.2	$(14.5)	$(15.8)	$43.1

Earnings (loss) per share:
Basic	$0.02	$0.06	$(0.11)	$(0.12)	$0.34
Diluted	$0.02	$0.06	$(0.11)	$(0.12)	$0.34

Weighted average shares outstanding:
Basic	127.5	125.9	127.5	127.2	125.7
Diluted	127.6	126.0	127.5	127.2	126.0

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In millions)

	Sep. 28,	Dec. 30,
	2012	2011
Assets
Current assets:
Cash and short-term investments	$321.9	$410.2
Trade receivables, net	63.1	64.9
Inventories	81.6	97.9
Prepaid expenses and other current assets	15.2	16.1
Income tax receivable	0.4	-
Deferred income tax asset	21.7	47.0
Total current assets	503.9	636.1
Non-current assets:
Property, plant and equipment, net	81.8	91.0
Purchased intangibles, net	90.6	112.2
Goodwill	565.4	565.4
Deferred income tax asset	89.7	73.8
Long-term investments	-	4.8
Other	82.7	85.9
Total non-current assets	910.3	933.1
Total assets	$1,414.2	$1,569.2

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$25.5	$27.9
Deferred net revenue	9.0	8.6
Income taxes payable	-	60.6
Other accrued items	65.5	69.0
Total current liabilities	100.0	166.1
Non-current liabilities:
Long-term debt	150.0	200.0
Income taxes payable	106.4	93.8
Other non-current liabilities	23.0	28.6
Total non-current liabilities	279.4	322.4
Total shareholders' equity	1,034.7	1,080.7
Total liabilities and shareholders' equity	$1,414.2	$1,569.2

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In millions)

	Quarter Ended			Three Quarters Ended
	Sep. 28,	Sep. 30,	Jun. 29,	Sep. 28,	Sep. 30,
	2012	2011	2012	2012	2011
	Q3 2012	Q3 2011	Q2 2012	YTD	YTD
Operating activities:
Net income (loss)	$2.0	$7.2	$(14.5)	$(15.8)	$43.1
Depreciation	4.8	5.8	4.8	14.6	17.0
Amortization of purchased intangibles	7.1	6.5	7.2	21.5	20.1
Equity-based compensation	5.3	7.1	8.7	19.3	23.4
Provision for inventory obsolescence	2.2	1.4	1.7	5.4	5.7
Other	0.1	5.4	0.3	0.6	5.3
Deferred income taxes	(1.5)	-	11.8	10.3	4.1
Net changes in operating assets and liabilities	2.5	(5.2)	(52.1)	(43.5)	(10.3)
Net cash flows from operating activities	22.6	28.3	(32.1)	12.4	108.4

Investing activities:
Purchases of investments	-	(4.8)	-	-	(33.8)
Proceeds from investments	-	-	-	26.5	10.1
Net capital expenditures	(0.9)	(3.5)	(3.1)	(5.5)	(8.7)
Net cash flows from investing activities	(0.9)	(8.2)	(3.1)	21.0	(32.4)

Financing activities:
Proceeds and tax benefit from equity-based awards	3.0	3.0	1.7	4.1	4.3
Proceeds from issuance of long-term debt	-	278.2	-	-	278.2
Fees on credit facilities	(0.4)	(3.2)	(0.4)	(0.9)	(3.2)
Repayments of long-term debt	-	(278.2)	(25.0)	(50.0)	(298.5)
Repurchase of common shares	(6.4)	-	-	(6.4)	-
Dividends paid	(15.4)	(15.3)	(16.0)	(46.8)	(46.2)
Net cash flows from financing activities	(19.2)	(15.5)	(39.8)	(100.0)	(65.4)

Effect of exchange rates on cash and cash equivalents	0.5	(0.7)	(0.6)	-	0.6

Net change in cash and cash equivalents	3.0	3.9	(75.6)	(66.6)	11.3

Cash and equivalents as of the beginning of the period	314.1	390.4	389.7	383.7	383.0

Cash and equivalents as of the end of the period	$317.1	$394.3	$314.1	$317.1	$394.3

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Additional Financial Information
Unaudited
(In millions)

	Quarter Ended			Three Quarters Ended
	Sep. 28,	Sep. 30,	Jun. 29,	Sep. 28,	Sep. 30,
	2012	2011	2012	2012	2011
	Q3 2012	Q3 2011	Q2 2012	YTD	YTD
EBITDA:
Operating income (loss)	$19.2	$20.1	$(9.3)	$7.8	$71.9
Depreciation	4.8	5.8	4.8	14.6	17.0
Amortization of purchased intangibles	7.1	6.5	7.2	21.5	20.1
Equity-based compensation	5.3	7.1	8.7	19.3	23.4
EBITDA	$36.5	$39.5	$11.4	$63.2	$132.5

Six-month backlog	$118.5	$141.3	$127.4

Equity-based compensation expense by classification:
Cost of revenue	$0.4	$0.4	$0.6	$1.3	$1.5
Research and development	$2.3	$3.7	$3.7	$9.1	$13.0
Selling, general and administrative	$2.6	$3.0	$4.4	$8.9	$8.9

Revenue by end market:
Industrial and Infrastructure	$85.6	$96.2	$95.8	$268.3	$312.1
Personal Computing	33.3	47.3	40.0	112.7	151.4
Consumer	32.5	43.3	27.2	89.4	131.3
Total revenue	$151.4	$186.8	$163.0	$470.4	$594.7

Free cash flow:
Cash flows from operations	$22.6	$28.3	$(32.1)	$12.4	$108.4
Net capital expenditures	0.9	3.5	3.1	5.5	8.7
Free cash flow	$21.7	$24.8	$(35.2)	$6.9	$99.7

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended			Three Quarters Ended
	Sep. 28,	Sep. 30,	Jun. 29,	Sep. 28,	Sep. 30,
	2012	2011	2012	2012	2011
	Q3 2012	Q3 2011	Q2 2012	YTD	YTD
Non-GAAP operating income:
GAAP operating income (loss)	$19.2	$20.1	$(9.3)	$7.8	$71.9
Income from IP agreement	(13.4)	-	-	(13.4)	-
Restructuring-related costs	-	-	8.3	9.8	2.4
Deferred compensation expense	0.7	(1.0)	(0.5)	1.0	(0.6)
Equity-based compensation	5.3	7.1	8.7	19.3	23.4
Amortization of purchased intangibles	7.1	6.5	7.2	21.5	20.1
Non-GAAP operating income:	$18.9	$32.7	$14.4	$46.1	$117.2

Revenue	$151.4	$186.8	$163.0	$470.4	$594.7

Non-GAAP operating margin
GAAP operating margin	12.7%	10.8%	(5.7)%	1.7%	12.1%
Excluded items as a percent of revenue	(0.2)%	6.7%	14.5%	8.1%	7.6%
Non-GAAP operating margin	12.5%	17.5%	8.8%	9.8%	19.7%

Non-GAAP net income:
GAAP net income (loss)	$2.0	$7.2	$(14.5)	$(15.8)	$43.1
Tax adjustments from non-cash and discrete items	12.2	(3.4)	(0.1)	9.9	(4.4)
Income from IP agreement	(13.4)	-	-	(13.4)	-
Restructuring-related costs	-	-	8.3	9.8	2.4
Loss on extinguishment of debt	-	8.4	-	-	8.4
Equity-based compensation	5.3	7.1	8.7	19.3	23.4
Amortization of purchased intangibles	7.1	6.5	7.2	21.5	20.1
Non-GAAP net income	$13.1	$25.8	$9.6	$31.3	$93.0

Diluted shares outstanding	127.6	126.0	127.5	127.2	126.0

Non-GAAP earnings per diluted share
GAAP earnings (loss) per diluted share	$0.02	$0.06	$(0.11)	$(0.12)	$0.34
Excluded items per share impact	0.08	0.14	0.19	0.37	0.40
Non-GAAP earnings per diluted share	$0.10	$0.20	$0.08	$0.25	$0.74

Non-GAAP results exclude restructuring-related costs, acquisition-related expenses, losses and impairments on investments, unusual items, equity-based compensation, amortization of purchased intangibles and related tax effects.

Note: Totals and percentages may not add or calculate precisely due to rounding.